UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 10, 2012

Date of Report (date of earliest event reported)

SOLTA MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33123	68-0373593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

25881 Industrial Boulevard, Hayward, California 94545

(Address of principal executive offices)

(510) 782-2286

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On April 10, 2012, the board of directors (the “Board”) of Solta Medical, Inc. (the “Company”) amended Section 3.3 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director. In conjunction with the bylaw amendment, the Board also approved amendments to the Company’s Corporate Governance Guidelines to provide that each director submit in writing an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that were to occur, within 90 days after the date of the certification of the election results, the Nominating and Governance Committee would determine whether to accept or reject the resignation and submit such recommendation for prompt consideration by the Board.

The preceding description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLTA MEDICAL, INC.

Date: April 12 , 2012	By:	/s/ John F. Glenn
John F. Glenn
Chief Financial Officer

3